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                                                           EXHIBIT 11

                                                    GFC FINANCIAL CORPORATION
                                               Computation of Earnings Per Share
                                         (Dollars in Thousands, except per share data)




                                            Quarter Ended                               Six Months Ended
                                              June 30,                                      June 30,
                               ---------------------------------------     -----------------------------------------
                                     1994                   1993                  1994                   1993
                               -----------------     -----------------     ------------------     ------------------
 Primary and Fully
  Diluted:

  Net income                      $     17,305           $     13,193          $     28,694          $      23,076
  Preferred dividends                                             562                                        1,125
                                  ------------           ------------          ------------          -------------
  Earnings available to
   common shareholders            $     17,305           $     12,631          $     28,694          $      21,951
                                  ============           ============          ============          =============

 Average common shares
  outstanding before
  common equivalents                23,450,000             20,080,000            21,795,000             20,145,000
 Common equivalent
  stock options                        294,000                307,000               285,000                292,000
                                 -------------           ------------          ------------          -------------

 Average outstanding
  common and equivalent
  shares                            23,744,000             20,387,000            22,080,000             20,437,000
                                  ============          =============          ============          =============
 Earnings per common
  and equivalent share            $       0.73           $       0.62          $       1.30          $        1.07
                                  ============           ============          ============          =============
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